Exhibit 23.1

Exhibit 23.1

CONSENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRMS

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Appalachian Bancshares, Inc.

Employee Stock Ownership Plan with 401(k) Provisions

Ellijay, Georgia

We hereby consent to the incorporation by reference in the Registration Statements (File Numbers 333-149987 and 333-27127) on Form S-8 of our report dated June 12, 2009, relating to the financial statements of Appalachian Bancshares, Inc. Employee Stock Ownership Plan with 401(k) Provisions (the “Plan”) appearing in the Plan’s Annual Report on Form 11-K for the year ended December 31, 2008.

Atlanta, Georgia	/s/ Mauldin & Jenkins, LLC
June 12, 2009